SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 30, 2004

LEAP WIRELESS INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-29752	33-0811062

(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation)	File Number)	Identification No.)

10307 Pacific Center Court
San Diego, California 92121
(Address of Principal Executive Offices)

(858) 882-6000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into Material Definitive Agreement.
SIGNATURES

Item 1.01 Entry Into Material Definitive Agreement.

     2004 Stock Option, Restricted Stock and Deferred Stock Unit Plan. The compensation committee of the board of directors of Leap Wireless International, Inc. (the “Company”), acting pursuant to a delegation of authority from the board of directors of the Company, has approved the Leap Wireless International, Inc. 2004 Stock Option, Restricted Stock and Deferred Stock Unit Plan (the “2004 Plan”), effective December 30, 2004.

     Share Reserve. Under the terms of the 2004 Plan, the aggregate number of shares of common stock subject to awards will be no more than 4,800,000. In addition, following the date the 2004 Plan is approved by the Company’s stockholders, the maximum number of shares which may be subject to awards granted under the 2004 Plan to any individual in any calendar year may not exceed 1,500,000. Shares subject to expired, terminated or canceled options or other awards will be available for future grant or sale under the 2004 Plan. In addition, shares which are delivered to the Company by an optionee or awardee or withheld by the Company upon the exercise of an option or other award in payment of the exercise price or tax withholding obligation may again be optioned, granted or awarded under the 2004 Plan. Also, if any shares of restricted stock are surrendered by the participant or repurchased by the Company pursuant to the 2004 Plan, such shares will be available for future grant or sale under the 2004 Plan.

     No Stockholder Approval at This Time. Because the Company’s Plan of Reorganization authorized the Company to adopt an equity plan after emergence and because no stockholder meeting is pending in the near future, the 2004 Plan will not be submitted for the approval of the Company’s stockholders at this time. The Company may in the future submit the 2004 Plan for the approval of the Company’s stockholders.

     Eligibility. The 2004 Plan authorizes discretionary grants to the Company’s employees, consultants and independent directors, and the employees and consultants of the Company’s subsidiaries, of stock options, restricted stock and deferred stock units.

     Administration. The 2004 Plan will generally be administered by the compensation committee of the Company’s board of directors (the “Administrator”). The board of directors, however, will determine the terms and conditions of, and interpret and administer, the 2004 Plan for awards granted to the Company’s independent directors and, with respect to these awards, the term “Administrator” refers to the board of directors. As appropriate, administration of the 2004 Plan may be revested in the board of directors. In addition, for administrative convenience, the board of directors may determine to grant to one or more members of the board of directors or to one or more officers the authority to make grants to individuals who are not directors or executive officers.

     Types of Awards. The 2004 Plan provides for the grant of stock options, restricted stock awards and deferred stock unit awards, each of which is further described below. Each award granted under the 2004 Plan shall be in such form and shall contain such terms and conditions as the Administrator shall deem appropriate.

     Stock Options. The 2004 Plan provides for discretionary grants of non-qualified stock options to employees, independent directors and consultants. The 2004 Plan also provides for the grant of incentive stock options, which may only be granted to employees. Options may be granted with terms determined by the Administrator; provided that incentive stock options must meet the requirements of Section 422 of the Code. The 2004 Plan provides that an option holder may exercise his or her option for three months following termination of employment, directorship or consultancy (12 months in the event such termination results from death or disability). An option will terminate immediately in the event of an option holder’s termination for cause. The exercise price for stock options granted under the 2004 Plan will be set by the Administrator and may not be less than par value (except for incentive stock options and stock options granted to independent directors which must have an exercise price not less than fair market value on the date of grant).

     Restricted Stock. With respect to restricted stock, and unless otherwise provided in the applicable award agreement, participants generally have all of the rights of a stockholder with respect to such stock. Restricted stock may be issued for a nominal purchase price and may be subject to vesting over time or upon attainment of performance targets. Any dividends or other distributions paid on restricted stock will also be subject to restrictions to the same extent as the underlying stock. Award agreements related to restricted stock may provide that restricted stock is subject to repurchase by the Company in the event that the participant ceases to be an employee, director or consultant prior to vesting.

     Deferred Stock Units. Deferred stock units represent the right to receive shares of stock on a deferred basis. Stock distributed pursuant to deferred stock units may be issued for a nominal purchase price and deferred stock units may be subject to vesting over time or upon attainment of performance targets. Stock distributed pursuant to a deferred stock unit award will not be issued before the deferred stock unit award has vested, and a participant granted a deferred stock unit award generally will have no voting or dividend rights prior to the time when the stock is distributed. The deferred stock unit award will specify when the stock is to be distributed. The Administrator may provide that the stock will be distributed pursuant to a deferred stock unit award on a deferred basis pursuant to a timely irrevocable election by the participant. The issuance of the stock distributable pursuant to a deferred stock unit award may not occur prior to the earliest of: (1) a date or dates set forth in the applicable award agreement, (2) the participant’s termination of employment or service with the Company (or in the case of any officer who is a “specified employee” as defined in Section 409A(a)(2)(B)(i) of the Code, six months after such termination), (3) an unforeseeable financial emergency affecting the participant, or (4) a change in control, as described below. Under no circumstances may the time or schedule of distribution of stock pursuant to a deferred stock unit award be accelerated.

     Awards Generally Not Transferable. Awards under the 2004 Plan are generally not transferable during the award holder’s lifetime, except, with the consent of the Administrator, pursuant to qualified domestic relations orders. The Administrator may allow non-qualified stock options to be transferable to certain permitted transferees (i.e., immediate family members for estate planning purposes).

     Changes in Control and Corporate Transactions. In the event of certain changes in the capitalization of the Company or certain corporate transactions involving the Company and certain other events (including a change in control, as defined in the 2004 Plan), the Administrator shall make appropriate adjustments to awards under the 2004 Plan and is authorized to provide for the acceleration, cash-out, termination, assumption, substitution or conversion of such awards. The Company will give award holders 20 days’ prior written notice of certain changes in control or other corporate transactions or events (or such lesser notice as the Administrator determines is appropriate or administratively practicable under the circumstances) and of any actions the Administrator intends to take with respect to outstanding awards in connection with such change in control, transaction or event. Award holders will also have an opportunity to exercise any vested awards prior to the consummation of such changes in control or other corporate transactions or events (and such exercise may be conditioned on the closing of such transactions or events).

     Term of the 2004 Plan; Amendment and Termination. The 2004 Plan will be in effect until December 2014, unless the board of directors terminates the 2004 Plan at an earlier date. The board of directors may terminate the 2004 Plan at any time with respect to any shares not then subject to an award under the 2004 Plan. The board of directors may also modify the 2004 Plan from time to time, except that the board of directors may not, without prior stockholder approval, amend the 2004 Plan so as to increase the number of shares of stock that may be issued under the 2004 Plan, reduce the exercise price per share of the shares subject to any outstanding option, or amend the 2004 Plan in any manner which would require stockholder approval to comply with any applicable law, regulation or rule.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LEAP WIRELESS INTERNATIONAL, INC.
Date: January 6, 2005	By:	/s/ Robert J. Irving, Jr.
		Name:	Robert J. Irving, Jr.
		Title:	Senior Vice President and General Counsel